As filed with the Securities and Exchange Commission         File No. 333-27365
on May 9, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM S-3/A
                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                           USANA HEALTH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

         Utah                                             87-0500306
(State or other jurisdiction                (IRS Employer Identification Number)
of incorporation)

                             3838 West Parkway Blvd.
                           Salt Lake City, Utah 84120
                                 (801) 954-7100
       (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)



                  Gilbert A. Fuller, Sr. Vice President Finance
                           USANA HEALTH SCIENCES, INC.
                             3838 West Parkway Blvd.
                           Salt Lake City, Utah 84120
                                 (801) 954-7100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                          Copies of Communications to:

                             Kevin R. Pinegar, Esq.
                          Durham Jones & Pinegar, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 415-3000




The original registration statement was filed and became effective May 19, 1997. The registrant has filed this post-effective amendment to advise that the offering has terminated and that the Distributor Stock Purchase Plan in connection with which the registrant originally filed this registration statement also has been terminated. As a consequence of the termination of the Distributor Stock Purchase Plan on March 30, 2001, no additional purchases of securities will be made by the plan and no participants will be admitted to the plan by means of the previously filed registration statement. No shares were sold under the registration statement by the selling shareholder. By filing this amendment, the registrant terminates the registration of 100,000 shares originally included in the registration statement. As of the date of this amendment, there were no participants in the plan and no further purchases will be made in the plan from the date of this amendment. A total of 229,000 shares were purchased by the plan at an aggregate purchase price of $1,460,000. Shares were held in individual accounts administered by Merrill Lynch. The plan was terminated March 30, 2001 and all participants had one month thereafter to contact the administrator and determine the disposition of their shares. There is no longer any reason to maintain this registration effective.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on May 4, 2001.

USANA HEALTH SCIENCES, INC.

By:    /s/ Gilbert A. Fuller
       -------------------------------------
Title: Chief Financial Officer, Authorized Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement Amendment has been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                           Date
-----------------------------       --------------------------    ------------

/s/ Dr. Myron Wentz*                President/CEO and Director      May 9, 2001
- -----------------------------
Myron Wentz, Ph.D.

/s/ David Wentz*                    Director                        May 9, 2001
- -----------------------------
David Wentz

/s/ Robert Anciaux*                 Director                        May 9, 2001
- -----------------------------
Robert Anciaux

/s/ Gilbert A. Fuller               Chief Financial Officer         May 9, 2001
- -----------------------------
Gilbert A. Fuller


* /s/ Gilbert A. Fuller
-----------------------------
Gilbert A. Fuller, Attorney in Fact